UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

Structured Products Corp.
on behalf of

CorTS Trust for Goldman Sachs Capital I

(Exact name of registrant as specified in its charter)

Delaware	001-32025	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

390 Greenwich Street New York, New York	10013	(212) 723-4070
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On May 2, 2013 the Warrantholder gave notice to the Trustee of its intent to exercise all Call Warrants for the purchase of all of the Term Assets held by the Trust, and agrees to make payment equal to the sum of  (i) the principal amount of the Term Assets being purchased pursuant to the exercise of the Call Warrants plus accrued and unpaid interest to and including the Warrant Exercise Date, determined to be Friday, May 17, 2013 (the “Warrant Exercise Date” or “Redemption Date”) and (ii) the Warrant Class B Purchase Price.

THE EXERCISE OF THE CALL WARRANTS IS CONDITIONAL UPON RECEIPT BY THE TRUSTEE OF THE WARRANT EXERCISE PURCHASE PRICE ON THE WARRANT EXERCISE DATE.  THERE CAN BE NO ASSURANCE THAT THE CALL WARRANTS WILL IN FACT BE EXERCISED ON THE WARRANT EXERCISE DATE.

On the Redemption Date, if the Trustee receives the Warrant Exercise Purchase Price by 11:00 a.m. (New York City time), then (i) 6,120,000 Class A Certificates will be redeemed at a price of $25.00 per Class A Certificate plus accrued interest of $0.383333 per Class A Certificate to the Redemption Date and (ii) holders of Class B Certificates will receive a final payment of $40.638198 and accrued interest of $0.881666 per $1,000 Class B Certificate.

If the Trustee does not receive the Warrant Exercise Purchase Price, then (i) the Certificates issued by the Trust will not be redeemed and will continue to accrue distributions as if no exercise notice had been given and (ii) the Warrantholder may elect to deliver a partial or full conditional notice of exercise in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Stanley Louie
________________________________
Name: Stanley Louie
Title: Vice President, Finance Officer.

May 3, 2013